Exhibit 99.1

News Release

[LOGO] AMERISOURCEBERGEN	AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN RESPONDS TO WALL STREET JOURNAL ARTICLE

VALLEY FORGE, PA, October 7, 2003 — AmerisourceBergen Corporation (NYSE:ABC) today responded to a Wall Street Journal story and set the record straight regarding a number of allegations.

The Company said that it has not been contacted by the U.S. Justice Department or any other government agency in reference to anti-competitive behavior, pointing out that the headline accusing the Company of fighting charges of “price fixing” was untrue and not supported or discussed in the story. The article instead discusses a credit management activity. The New York Credit and Financial Management Association referenced to in the story provides a forum where credit managers from a variety of industries can meet and discuss credit issues under strict rules of conduct. Participants are not allowed to discuss pricing, terms of sale or future credit actions and a member of the Association is at each meeting to ensure these items are not discussed. AmerisourceBergen participates in those meetings like companies in many other industries. The case mentioned in the story arose after the Company discontinued service to a customer in January 2000. That customer is now serviced by another national distributor.

The Hawaii case involved actions which took place in the late 1990s, was isolated to one pharmacy involving only a small number of employees, and was resolved with new employees and policies in place prior to the merger that created AmerisourceBergen in August 2001. The Company has paid all fines due in the case, and at no time did the investigators or plaintiffs question the integrity or safety of the pharmaceuticals.

In the Kevin Fagan case the Company continues to work closely with the Food and Drug Administration in its investigation as to the source of the counterfeit Epogen and whether the product received by Mr. Fagan passed through AmerisourceBergen. The Company was not the only possible supplier of Epogen to the customer mentioned in the article. The Company frequently works with the FDA and other federal and state agencies on counterfeit, theft and other investigations.

In reference to a previously reported three-year-old investigation in which a customer illegally resold merchandise bought from AmerisourceBergen, the Company continues to have no additional official contacts or requests for information since the spring of 2001.

News Release

In describing its procedures to protect the pharmaceutical supply channel, the Journal was told but neglected to mention that Company purchases less than 2 percent of its pharmaceuticals from the secondary market and that more than 1,500 stock keeping units are purchased only from the manufacturer including HIV drugs, Epogen, Neupogen, Procrit and Lipitor and other pharmaceuticals that are most likely to be counterfeited or diverted. The Company also shared with the Journal that it met with the FDA several weeks ago and indicated that it fully supports the FDA’s proposed PDMA rule, which requires manufacturer designation of authorized distributors and pedigrees in the marketplace.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is the largest pharmaceutical services company in the United States dedicated solely to the pharmaceutical supply chain. It is the leading distributor of pharmaceutical products and services to the hospital systems/acute care market, physician’s offices, alternate care and mail order facilities, independent community pharmacies, and regional chain pharmacies. The Company is also a leader in the long term care pharmacy and workers’ compensation fulfillment marketplaces. With more than $40 billion in annualized operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 13,000 people. AmerisourceBergen is ranked #24 on the Fortune 500 list and was ranked #6 in the 2003 Business Week 50, a list of the 50 best performing companies in the S & P 500. For more information, go to www.amerisourcebergen.com.

Forward-Looking Statements

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of AmerisourceBergen and the benefits and other aspects of the 2001 merger between AmeriSource Health Corporation and Bergen Brunswig Corporation.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer relationships; customer insolvencies; changes in customer mix; changes in pharmaceutical manufacturers’ pricing and distribution policies; regulatory changes; changes in U.S. government policies; failure to integrate the businesses of AmeriSource and Bergen Brunswig successfully; failure to obtain and retain expected synergies from the merger of AmeriSource and Bergen Brunswig; and other economic, business, competitive, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2002.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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